Ford Credit May 1994-A Grantor Trust
                      6.35% Asset Backed Certificates

                          Monthly Servicing Report

Collection Period:  July 1994
Distribution Date:  August 15, 1994
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
                                                                                Number of
                                                              Dollar Amount     Contracts
                                                           -------------------  ---------
Principal Deposits in Collection Account
 Available Principal Amount                                $     33,155,820.29
 Realized Losses                                                     66,969.53
                                                           -------------------
 Monthly Principal Distributable Amount                          33,222,789.82

Interest Deposits in Collection Account
 Available Interest Amount                                 $      9,454,643.93

Servicing Fee
 Class A Servicing Fee                                     $        765,520.67
 Class B Servicing Fee                                               85,057.85
                                                           -------------------
 Total Servicing Fee                                       $        850,578.52
 Reimbursable Advances                                               78,831.27
 Available Interest Amount Available
  for Certificateholders                                          8,525,234.14

Schedule of Distributions to Certificateholders
Class A
 Class A Interest Distributable Amount                     $      5,023,091.49
  Plus:  Class A Interest Carryover Shortfall                             0.00
  Less:  Class A Available Interest Amount                        7,928,467.75
                                                           -------------------
 Class A Interest Draw Amount                              $              0.00
  Less:  Available Subordination Amount                          16,746,569.07
                                                           -------------------
 Class A Interest Shortfall Amount                         $              0.00
 Remaining Class A Available Interest Amount                      2,905,376.26

 Interest Distribution to Class A                          $      5,023,091.49

 Class A Principal Distributable Amount                    $     30,897,194.53
  Plus:  Class A Principal Carryover Shortfall                            0.00
  Less:  Class A Available Principal Amount                      30,834,912.87
                                                           -------------------
 Class A Principal Draw Amount                             $         62,281.66
  Less:  Available Subordination Amount                          16,746,569.07
                                                           -------------------
 Class A Principal Shortfall Amount                        $              0.00

 Principal Distribution to Class A                         $     30,897,194.53

Class B
 Class B Interest Distributable Amount                     $      3,502,142.65
  Plus:  Class B Interest Carryover Shortfall                             0.00
  Less:  Class B Available Interest Amount                        3,502,142.65
  Plus:  Class B Interest Draws                                           0.00
                                                           -------------------
 Class B Interest Shortfall Amount                         $              0.00

 Interest Distributions to Class B                         $      3,502,142.65

 Class B Principal Distributable Amount                    $      2,325,595.29
  Plus:  Class B Principal Carryover Shortfall                       67,211.94
  Less:  Class B Available Principal Amount                       2,320,907.42
  Plus:  Class B Principal Draws                                     62,281.66
                                                           -------------------
 Class B Principal Shortfall Amount                        $        134,181.47

 Principal Distributions to Class B                        $      2,258,625.76

Principal Balances
 Class A Beginning Principal Balance                       $    949,245,636.68
 Less:  Reductions to Class A Principal
  Balance                                                        30,897,194.53
                                                           -------------------
 Class A Ending Principal Balance                          $    918,348,442.15

 Class B Beginning Principal Balance                       $     71,448,596.31
 Less:  Reductions to Class B Principal
  Balance                                                         2,325,595.29
                                                           -------------------
 Class B Ending Principal Balance                          $     69,123,001.02

 Beginning Pool Principal Balance                          $  1,020,694,232.99    86,639
 Less:  Reductions in Pool Principal Balance                     33,222,789.82
                                                           -------------------
 Ending Pool Principal Balance                             $    987,471,443.17    85,255

Calculation of Pool Factor
 Class A Pool Factor (Ending Class A
  Principal Balance divided by Initial
  Class A Principal Balance to 7 decimal
  places)                                                            0.9039866

Calculation of Subordinated Spread Account
 Beginning Subordinated Spread Account Balance             $     10,923,519.00
 Plus:  Net Change in Spread Account                                      0.00
                                                           -------------------
 Ending Subordinated Spread Account Balance                $     10,923,519.00

Advances
 Advances at Beginning of the Month                        $      5,927,174.45
 Plus:  Net Change in Advances                                    1,234,264.89
                                                           -------------------
 Advances at End of the Month                              $      7,161,439.34    19,807

Payaheads
 Payaheads at Beginning of the Month                       $      5,173,780.07
 Plus:  Net Change in Payaheads                                      10,003.60
                                                           -------------------
 Payaheads at End of the Month                             $      5,183,783.67    15,201
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